Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Green Circle Decarbonize Technology Limited

We hereby consent to the inclusion in this Amendment No.11 to Registration Statement on Form F-1 (No. 333-276943) of Green Circle Decarbonize Technology Limited and its subsidiaries (the “Company”) of our report dated September 26, 2024, relating to our audits of the accompanying consolidated statements of financial position of the Company as of March 31, 2024 and 2023, the related consolidated statements of loss and comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

April 28, 2025

999 18th Street, Suite 3000, Denver, CO, 80202 USA Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us